EXHIBIT 99.2
FANNIE MAE
MONTHLY SUMMARY
AUGUST 2005
HIGHLIGHTS FOR AUGUST INCLUDE:
•	Total business volume grew to $57.9 billion in August from $52.5 billion the previous month.
•	Outstanding MBS grew at a 19.3 percent annualized rate in August compared with 11.5 percent in July.
•	Total lender–originated MBS issues rose to $46.5 billion from $43.3 billion in July.
•	Portfolio purchases were $11.6 billion and portfolio sales were $12.5 billion, which net of portfolio liquidations resulted in a negative 27.1 percent annualized growth rate of the mortgage portfolio.
•	Retained commitments were negative $21.0 billion, reflecting that August’s commitments to sell mortgage assets outpaced commitments to purchase mortgage assets.
•	The conventional single-family delinquency rate rose two basis points to 0.59 percent in July. The multifamily delinquency rate fell two basis points to 0.08 percent.
•	The duration gap on Fannie Mae’s mortgage portfolio averaged zero months in August.
MORTGAGE MARKET HIGHLIGHTS:
•	Total residential mortgage debt outstanding grew at a compound annual rate of 12.4 percent during the second quarter of 2005 to $9.2 trillion.

BUSINESS BALANCES AND GROWTH ($ in Millions) 1/

	Mortgage Portfolio, Gross 2/		Outstanding MBS 3/		Book of Business
	End Balance	Growth Rate 4/	End Balance	Growth Rate 4/	End Balance	Growth Rate 4/
September 2004	$904,543	12.9%	$1,377,680	8.0%	$2,282,223	9.9%
October 2004	913,246	12.2%	1,386,272	7.7%	2,299,518	9.5%
November 2004	912,608	(0.8%)	1,393,205	6.2%	2,305,813	3.3%
December 2004	904,555	(10.1%)	1,402,761	8.5%	2,307,316	0.8%
Full year 2004	$904,555	0.7%	$1,402,761	7.9%	$2,307,316	4.9%

January 2005	$890,834	(16.8%)	$1,416,038	12.0%	$2,306,871	(0.2%)
February 2005	875,245	(19.1%)	1,430,825	13.3%	2,306,070	(0.4%)
March 2005	864,648	(13.6%)	1,441,003	8.9%	2,305,652	(0.2%)
April 2005	851,936	(16.3%)	1,445,353	3.7%	2,297,288	(4.3%)
May 2005	828,079	(28.9%)	1,464,884	17.5%	2,292,963	(2.2%)
June 2005	808,225	(25.3%)	1,485,149	17.9%	2,293,374	0.2%
July 2005	788,786	(25.3%)	1,498,717	11.5%	2,287,503	(3.0%)
August 2005	768,280	(27.1%)	1,520,943	19.3%	2,289,223	0.9%
YTD 2005	$768,280	(21.7%)	$1,520,943	12.9%	$2,289,223	(1.2%)

BUSINESS VOLUMES ($ in Millions) 1/

	MBS
		Fannie Mae	MBS Issues
	Lender-originated	MBS	Acquired	Portfolio	Business
	Issues 5/	Purchases 6/	by Others	Purchases	Volume
September 2004	$40,870	$5,074	$35,796	$27,661	$63,457
October 2004	38,289	3,665	34,623	27,142	61,766
November 2004	36,259	2,717	33,542	19,121	52,662
December 2004	39,375	1,642	37,732	13,016	50,748
Full year 2004	$527,146	$64,604	$462,542	$262,647	$725,189

January 2005	$37,457	$451	$37,006	$11,095	$48,101
February 2005	31,259	538	30,721	9,446	40,167
March 2005	31,493	326	31,166	11,206	42,372
April 2005	36,838	429	36,409	8,865	45,274
May 2005	34,343	219	34,124	11,198	45,322
June 2005	40,039	210	39,829	8,964	48,793
July 2005	43,344	207	43,138	9,365	52,502
August 2005	46,540	176	46,363	11,564	57,927
YTD 2005	$301,313	$2,556	$298,757	$81,702	$380,458
The single-family and multifamily MBS issues will no longer be shown separately on a monthy basis.

MORTGAGE PORTFOLIO COMMITMENTS, PURCHASES, AND SALES ($ in Millions) 1/

				Mortgage
	Retained			Portfolio
	Commitments 7/	Purchases 8/	Purchase Yield 9/	Sales
September 2004	$30,783	$27,661	3.61%	$1,195
October 2004	19,356	27,142	3.59%	941
November 2004	11,887	19,121	4.16%	1,511
December 2004	9,330	13,016	4.71%	1,653
Full year 2004	$256,144	$262,647	4.22%	$16,449

January 2005	$797	$11,095	4.40%	$6,360
February 2005	3,099	9,446	4.73%	9,539
March 2005	10,587	11,206	4.79%	4,806
April 2005	5,654	8,865	5.04%	1,680
May 2005	(8,131)	11,198	4.99%	17,812
June 2005	(2,339)	8,964	5.33%	10,350
July 2005	4,636	9,365	5.43%	9,288
August 2005	(20,964)	11,564	5.27%	12,507
YTD 2005	$(6,661)	$81,702	4.98%	$72,341

1/	Represents unpaid principal balance.
2/	Excludes mark-to-market adjustments, deferred balances and allowance for losses. Includes $387 billion of Fannie Mae MBS as of August 31, 2005.
3/	MBS held by investors other than Fannie Mae’s portfolio.
4/	Growth rates are compounded.
5/	Excludes MBS issued from Fannie Mae’s portfolio, which was $2,761 million in August 2005.
6/	Included in total portfolio purchases.
7/	Represents commitments to purchase, net of commitments to sell, entered into during the month, including any modifications to original amounts.
8/	Fannie Mae is currently examining its processes for classifying mortgage purchases between single-family and multifamily. Going forward, we expect to report this breakout quarterly and we will re-classify previously reported purchases.
9/	Represents the weighted-average yield on monthly purchases. Yields are presented on a taxable-equivalent basis to consistently reflect income from taxable and tax-exempt investments.

Numbers may not add due to rounding.

LIQUIDATIONS ($ in Millions) 1/					DELINQUENCY RATES
	Mortgage Portfolio		Outstanding MBS		Single-family Conventional 2/
	Liquidations		Liquidations		Non-Credit	Credit		Multifamily
	Amount	Annual Rate	Amount	Annual Rate	Enhancement 3/	Enhancement 4/	Total 5/	Total 6/
September 2004	$17,361	23.15%	$27,168	23.74%	0.30%	1.72%	0.59%	0.12%
October 2004	17,529	23.14%	26,970	23.42%	0.32%	1.77%	0.62%	0.12%
November 2004	18,295	24.05%	28,104	24.27%	0.33%	1.84%	0.64%	0.10%
December 2004	19,449	25.69%	29,779	25.56%	0.33%	1.84%	0.63%	0.10%
Full year 2004	$240,201	26.87%	$374,688	27.58%

January 2005	$18,480	24.70%	$30,063	25.60%	0.35%	1.88%	0.65%	0.10%
February 2005	15,545	21.13%	24,107	20.32%	0.34%	1.84%	0.64%	0.10%
March 2005	17,049	23.52%	24,956	20.86%	0.31%	1.72%	0.59%	0.09%
April 2005	19,899	27.82%	33,740	28.05%	0.30%	1.68%	0.57%	0.10%
May 2005	17,301	24.72%	27,844	22.96%	0.30%	1.68%	0.57%	0.10%
June 2005	18,502	27.14%	29,243	23.79%	0.30%	1.69%	0.57%	0.10%
July 2005	19,575	29.42%	34,429	27.69%	0.32%	1.74%	0.59%	0.08%
August 2005	19,624	30.25%	34,976	27.80%
YTD 2005	$145,976	26.00%	$239,359	24.66%

AVERAGE INVESTMENT BALANCES ($ in Millions)

	Net	Liquid	Total Net
	Mortgages	Investments	Investments
September 2004	$895,590	$69,256	$964,846
October 2004	903,065	61,445	964,510
November 2004	907,233	62,836	970,069
December 2004	904,200	58,877	963,077
Full year 2004	$886,699	$67,510	$954,208

January 2005	$891,533	$66,667	$958,200
February 2005	878,378	54,626	933,003
March 2005	863,662	65,330	928,992
April 2005	851,828	58,269	910,097
May 2005	836,441	55,479	891,920
June 2005	813,466	59,072	872,538
July 2005	792,532	55,114	847,645
August 2005	772,579	65,081	837,660
YTD 2005	$837,552	$59,955	$897,507

INTEREST RATE RISK DISCLOSURE

Effective
Duration Gap 7/
(in months)
September 2004	-2
October 2004	0
November 2004	-1
December 2004	-1

January 2005	-1
February 2005	0
March 2005	1
April 2005	-1
May 2005	-1
June 2005	0
July 2005	1
August 2005	0

1/	Represents unpaid principal balance.
2/	Includes conventional loans three or more months delinquent or in foreclosure process as a percent of the number of loans.
3/	Loans without primary mortgage insurance or any credit enhancements.
4/	Loans with primary mortgage insurance and/or other credit enhancements.
5/	Total of single-family non-credit enhanced and credit enhanced loans.
6/	Includes loans and securities 60 days or more past due and is calculated based on mortgage credit book of business.
7/	The duration gap is a weighted average for the month.
Numbers may not add due to rounding.

This information is subject to change as a result of the pending re-audit and restatement of Fannie Mae’s previously published financial statements. More information regarding the re-audit and restatement may be found in Form 8-Ks Fannie Mae filed with the Securities and Exchange Commission on December 22, 2004, March 18, 2005, May 11, 2005, and August 9, 2005.
For more information about Fannie Mae, please visit www.fanniemae.com or contact us at (202) 752-7115.